EXHIBIT 99.2

McDonald’s Corporation

Severance Plan

Effective January 1, 2008

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Appendix I - Schedule of Severance Benefits

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McDONALD’S CORPORATION

SEVERANCE PLAN

ARTICLE I.

Statement of Purpose

McDonald’s Corporation has established the McDonald’s Corporation Severance Plan to provide financial assistance through severance payments and other benefits to employees on the United States payroll who are subject to United States taxation and whose employment with an Employer hereunder is terminated in a Covered Termination.

The Plan is intended to be an unfunded welfare benefit plan for purposes of the Employee Retirement Income Security Act of 1974, as amended, and a severance pay plan within the meaning of the United States Department of Labor regulation section 2510.3-2(b). All prior existing severance pay plans, programs and practices for employees (other than the McDonald’s Corporation Change of Control Severance Plan), whether formal or informal, are hereby revoked and terminated for Covered Employees. This document applies to Covered Employees whose Covered Termination occurs on and after January 1, 2008. Except as provided in Section 4.1 of the Plan, the payment of severance benefits to any Employee who had a Covered Termination prior to January 1, 2008 shall be determined in accordance with the terms of the Plan in effect at the time of such Employee’s Covered Termination.

ARTICLE II.

Definitions

Cash Performance Unit Plan or CPUP. “Cash Performance Unit Plan” or “CPUP” means the McDonald’s Cash Performance Unit Plan, the long-term incentive plan for eligible Officers or, if applicable, such other long-term cash incentive plan of an Employer as may be in effect as of a Qualifying Employee’s Termination Date.

Cause. “Cause” means any one or more of the following:

(a) an Employee’s commission of any act or acts involving dishonesty, fraud, illegality or moral turpitude;

(b) an Employee’s willful or reckless material misconduct in the performance of his or her duties;

(c) an Employee’s willful habitual neglect of material duties; or

(d) an Employee’s serious and reckless or intentional violation of McDonald’s Standards of Business Conduct.

Change of Control Severance Plan. “Change of Control Severance Plan” means (i) the McDonald’s Change of Control Severance Plan or (ii) a McDonald’s Corporation Tier I or Tier II Change of Control Employment Agreement, established as of January 1, 2008, as each is amended from time to time.

Claim. “Claim” means a written application for Severance Benefits under Section 9.1 of the Plan.

Claimant. “Claimant” means any individual who believes that he or she is eligible for Severance Benefits under this Plan and files a claim pursuant to Section 9.1 of the Plan.

COBRA. “COBRA” means the provisions regarding healthcare continuation coverage set forth in Section 601 et seq. of ERISA and Section 4980B of the Code.

COBRA Premium. “COBRA Premium” means the monthly cost of providing healthcare continuation coverage for a qualified beneficiary under COBRA, as adjusted from time to time.

Code. “Code” means the Internal Revenue Code of 1986, as amended.

Company Service Date. “Company Service Date” means an Employee’s first day of full-time employment or benefits eligible part-time employment with an Employer as determined by McDonald’s Human Resources Department.

Compensation. “Compensation” means the defined term under McDonald’s Corporation Profit Sharing and Savings Plan, McDonald’s Corporation Excess Benefit and Deferred Bonus Plan and any other long-term incentive plan, welfare benefits plan, deferred compensation arrangement, fringe benefit, practice or policy maintained by an Employer as described in Section 6.3 of the Plan.

Covered Employee. “Covered Employee” means an Employee who has been notified by McDonald’s Corporation that he or she has a Covered Termination making them eligible for Severance Benefits under the Plan as described in Article III.

Covered Termination. “Covered Termination” means an Employee’s Separation from Service due to:

(a) Reduction in the work force;

(b) Elimination of a position or job restructuring;

(c) Elimination of a position due to outsourcing; or

(d) Termination of employment by an Employer without Cause.

A Covered Termination does not include the Separation from Service of (i) any Employee who is being terminated for performance reasons, (ii) an Officer who is entitled to receive benefits under the Executive Retention Replacement Plan or (iii) an Employee who is eligible to receive benefits under the Change of Control Severance Plan with respect to such Separation from Service. In addition, an Employee’s Separation from Service will not be treated as a Covered Termination hereunder if the Employee fails to return all property of the Employers (including, without limitation, automobiles (unless previously purchased in accordance with the applicable Schedule), keys, credit cards, documents and records, identification cards, equipment, phones, computers, etc.) within fifteen (15) days after the Employee’s Separation from Service.

Employee. “Employee” means an employee (including an Officer) of an Employer who is on the Employer’s United States payroll and is subject to taxation in the United States.

Employer. “Employer” means for purposes of this Plan, McDonald’s Corporation and the following Related Entities: McDonald’s USA, LLC; McDonald’s Latin America, LLC; McDonald’s APMEA, LLC; McDonald’s International, LLC and McDonald’s Europe, Inc.

ERISA. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

Executive Retention Replacement Plan. “Executive Retention Replacement Plan” means the McDonald’s Corporation Executive Retention Replacement Plan and its predecessor, the McDonald’s Corporation Executive Retention Plan.

Key Employee. “Key Employee” means a “specified employee” as determined in accordance with the McDonald’s Corporation Section 409A Specified Key Employee Policy adopted as in effect on January 1, 2008 and as amended from time to time in accordance with Treasury Regulation Section 1.409A-1(i).

McDonald’s Corporation. “McDonald’s Corporation” means McDonald’s Corporation and its successors and assigns.

Officer. “Officer” means an Employee in the leadership band and above.

Plan. “Plan” means the McDonald’s Corporation Severance Plan as set forth in this document.

Plan Administrator. “Plan Administrator” means the person responsible for administration of the Plan as set forth in Article VIII of the Plan.

Plan Year. The “Plan Year” shall be the calendar year for record keeping purposes.

Prorated CPUP. “Prorated CPUP” means the cash lump sum payment described in Section 4.8 for certain Qualifying Employees who are eligible for a pro rata long-term cash incentive bonus under CPUP for the performance period during which the Qualifying Employee’s Termination Date occurs.

Prorated TIP. “Prorated TIP” means the cash lump sum payment for certain Qualifying Employees described in Section 4.6 of the Plan who are eligible for a pro rata bonus under McDonald’s TIP.

Qualifying Employee. “Qualifying Employee” means each Covered Employee who meets the requirements set forth in the Plan, including, without limitation, the requirement to sign a Release Agreement within the time frame described in Section 6.1 and not revoke or rescind the Release Agreement.

Related Entity. “Related Entity” means a corporation, trade, or business if it and McDonald’s Corporation are members of a controlled group of corporations as defined in Section 414(b) of the Code or under common control as defined in Section 414(c) of the Code.

Release Date. “Release Date” means the date upon which a Qualifying Employee’s signed Release Agreement required under Section 6.1 of the Plan becomes irrevocable and non-rescindable.

Schedule. “Schedule” means the schedules attached as Appendix I to the Plan which describe the duration and which Severance Benefits under the Plan are available for different categories of Qualifying Employees.

Separation from Service. “Separation from Service” means an Employee’s cessation of the performance of services for McDonald’s Corporation and all of its Related Entities; provided that a “Separation from Service” shall not be deemed to have occurred for purposes of this Plan unless the relevant circumstances constitute the Employee’s “Separation from Service” with McDonald’s Corporation and all of its Related Entities within the meaning of Section 409A of the Code. In general, neither a transfer of employment from an Employer to another Related Entity nor a change in status from Employee to independent contractor or similar non-employee service provider to an Employer or any Related Entity will be treated as a Separation from Service.

Severance Benefits. “Severance Benefits” means the Severance Pay and any other benefit payable pursuant to this Plan.

Severance Pay. “Severance Pay” means the lump sum cash payment made to a Qualifying Employee pursuant to Section 4.1 of the Plan.

Severance Period. “Severance Period” means the period of time equal to the Qualifying Employee’s Weeks of Severance commencing on his or her Termination Date.

Termination Date. A Covered Employee’s “Termination Date” is the date on which a Covered Termination becomes effective.

Termination Notice Date. A “Termination Notice Date” is the date on which a Covered Employee receives notice that he or she has a Covered Termination under the Plan.

TIP. “TIP” means McDonald’s Target Incentive Plan or any annual bonus plan that replaces the Target Incentive Plan.

TIP-Eligible. A Qualifying Employee is “TIP-Eligible” if his or her Termination Date is on or after March 1 of a calendar year and the Qualifying Employee is eligible to participate in TIP for the calendar year in which his or her Covered Termination occurs.

Weekly Base Pay. “Weekly Base Pay” means the base salary or base wages that a Qualifying Employee earns during a week, based upon rate of pay in effect for the Qualifying Employee immediately before the Qualifying Employee’s Termination Date, excluding overtime or any special payments, and is used to compute the amount of Severance Pay under Section 4.1 of the Plan.

Weeks of Severance. “Weeks of Severance” means two weeks for each Year of Service of a Qualifying Employee subject to the minimum and maximum Weeks of Severance as set forth in the Schedule applicable to such Qualifying Employee.

Year of Service. A “Year of Service” for purposes of computing the amount of Severance Pay under Section 4.1 of the Plan means each complete twelve-month period beginning on the Qualifying Employee’s Company Service Date and ending on the Qualifying Employee’s Termination Date, with any period of less than 6 months being rounded down to the nearest complete twelve-month period and any period of 6 months or more being rounded up to the nearest complete twelve-month period. For example, a period of 10 years, 8 months and 3 days shall equal eleven Years of Service and a period of 10 years, 5 months and 3 days shall equal ten Years of Service.

ARTICLE III.

Eligibility

To be eligible for Severance Benefits under the Plan, an Employee must be subject to United States taxation and must be on the United States active payroll of an Employer (or must be an Employee who would be on the United States payroll but for the fact that, immediately prior to his or her Termination Date, the Employee is on a leave of absence or receiving short-term disability benefits) immediately before his or her Termination Date. Such an Employee must be designated for a Covered Termination by McDonald’s Corporation and be notified that he or she has been so designated under the Plan as a Covered Employee after April 1, 2006. The fact that an Employee receives notice of termination of employment, or an Employee’s employment actually terminates, shall not automatically entitle such Employee to be considered a Covered Employee nor automatically cause such termination to be considered a Covered Termination.

McDonald’s Corporation shall establish procedures and processes for implementing Covered Terminations. These procedures and processes may differ depending on the business needs and priorities of the affected work unit. In the case of any Officer who is an officer of McDonald’s Corporation within the meaning of Rule 16a-1(f) under the Securities Exchange Act of 1934, as amended (as determined by the Board of Directors of McDonald’s Corporation), the Compensation Committee of the Board of Directors of McDonald’s Corporation shall determine whether such Officer shall be treated as a Covered Employee and to what extent such Officer will be entitled to receive Severance Benefits under this Plan and the determinations of the Compensation Committee shall be final and binding. Officers who are entitled to receive benefits under the Executive Retention Replacement Plan are not eligible for benefits under this Plan. In addition, any Employee who is entitled to receive benefits under the Change of Control Severance Plan with respect to his or her Separation from Service shall not be eligible for benefits under this Plan.

ARTICLE IV.

Benefits

In General. Each Qualifying Employee shall be entitled to Severance Pay and other Severance Benefits in accordance with this Article IV and Article V below, together with the Schedules included in Appendix I to this Plan applicable to the different categories of Qualifying Employees. Except as provided in Section 5.2, to the extent there is any conflict between the provisions of the Plan and an applicable Schedule, the provisions of the Schedule shall control. If a Qualifying Employee would be covered by both (i) Schedule A, B, C or D and (ii) the Schedules dealing with special circumstances (Schedule E, F or G), then Schedule E, F or G, as applicable, shall be the only Schedule that applies to that Qualifying Employee, except to the extent that provisions of another Schedule are incorporated by reference in the special circumstance Schedules. If a Qualifying Employee is a part-time Employee who is not benefits eligible as described in Schedule H, the only benefit payable under the Plan shall be Severance Pay for the duration specified in Schedule H.

Section 4.1. Computation of Severance Pay. A Qualifying Employee shall receive Severance Pay in a lump sum amount equal to his or her Weekly Base Pay multiplied by the Qualifying Employee’s Weeks of Severance. Notwithstanding any provision herein or in any prior severance plan maintained by McDonald’s Corporation or any other Employer to the contrary, if any former employee of an Employer is receiving severance continuation pay from an Employer as of December 31, 2007 under the terms of this Plan as in effect prior to January 1, 2008 and such payments are scheduled to continue into 2008, the Employer shall pay the former employee’s remaining severance continuation payments in a single lump sum on, or as soon as reasonably practicable after, January 2, 2008.

Section 4.2. Medical, Dental and Vision Coverage. Unless otherwise provided in the applicable Schedule, if a Qualifying Employee is entitled to file, and does timely file, an election to continue any health benefits under a medical, dental and/or vision benefit program sponsored by McDonald’s Corporation in accordance with the provisions of COBRA, the Employer shall pay a portion of such COBRA Premiums, as specified in the next sentence, during the Severance Period, out of the total period of eighteen months normally provided for by COBRA. During the Severance Period, the Qualifying Employee shall be required to pay a portion of the COBRA Premiums equal to what he or she would pay for such health benefits under the applicable program of McDonald’s Corporation, if he or she had remained employed, and the Employer shall pay the balance of such COBRA Premiums. The Employer’s payments, as applicable, shall be made to the entity funding the applicable plan coverage, and not to the Qualifying Employee. The Qualifying Employee must pay his or her share of such COBRA Premiums and may not have such cost withheld from the Severance Pay nor contributed to any cafeteria or flexible spending account. After the Severance Period ends, any further COBRA to which the Qualifying Employee may be entitled shall continue only if the Qualifying Employee pays the full cost thereof at the rate of 102% of both the employee and the employer premium costs under the applicable plans. The Employers shall not pay any portion of the

COBRA Premiums for more than twelve months, regardless of whether the Qualifying Employee or his or her eligible dependents have an additional qualifying event under COBRA. Notwithstanding the foregoing, if COBRA is no longer required to be provided to a Qualifying Employee under the federal laws governing COBRA during the Severance Period, all payments of COBRA Premiums for that Qualifying Employee under this Plan will also end.

Section 4.3. Outplacement. The Employers shall provide each Qualifying Employee with outplacement assistance only if and only to the extent set forth in the applicable Schedule. The Qualifying Employee must start the outplacement process within 60 days of the Termination Date. In no event shall any Qualifying Employee be entitled to receive cash or other benefits in lieu of such outplacement assistance.

Section 4.4. Stock Options and Restricted Stock Units. Any equity compensation (including, without limitation, stock options and restricted stock units) granted to a Covered Employee under any equity incentive plan maintained by McDonald’s Corporation that is outstanding immediately before the Termination Date shall be treated in accordance with the terms of the equity incentive plan, prospectus and grant applicable to such equity compensation.

Section 4.5. Sabbatical. A Qualifying Employee shall receive a lump sum sabbatical payment equal to eight weeks of Weekly Base Pay if: (a) the Qualifying Employee was entitled to take a sabbatical leave immediately before his or her Termination Date; or (b) the Qualifying Employee was eligible for McDonald’s Corporation’s sabbatical program and the Termination Date occurs on or after the ninth, nineteenth, twenty-ninth or thirty-ninth anniversary of the Qualifying Employee’s Company Service Date but before the beginning of the year in which the tenth, twentieth, thirtieth or fortieth anniversary thereof occurs. In no event shall a Qualifying Employee receive more than one sabbatical payment or more than a total of eight weeks of Weekly Base Pay under this Section 4.5.

Section 4.6. Prorated TIP Bonuses. A Qualifying Employee who is TIP-Eligible shall also be entitled to receive a Prorated TIP payment. The Prorated TIP payment shall be prorated based on a fraction, the numerator of which is the number of days from January 1 through the Termination Date in the calendar year and the denominator of which is 365 (or 366 in a leap year). The Prorated TIP payment shall be based on the actual performance of McDonald’s Corporation and its subsidiaries and business units during the annual performance period and shall be subject to supervisory discretion for the individual performance factor. The Prorated TIP payment will be made at the same time TIP payments are made to active employees.

Section 4.7. Company Vehicle. A Qualifying Employee who has a company-provided vehicle may purchase it and, in certain cases, may receive a prorated cash reimbursement for recent upgrades related to such vehicle, as determined by McDonald’s Fleet Management Department and the terms of the McDonald’s Corporation Vehicle Program applicable to the Qualifying Employee. In no event will the initial salary reduction of $1,200 paid by Home Office employees ($1,500 in the case of Officers) be refunded or repaid to the Employee.

In order to exercise the right to purchase his or her company-provided vehicle, a Qualifying Employee must provide notice of such exercise and complete the purchase in accordance with the procedures determined by McDonald’s Fleet Management Department, but in no event may the purchase take place before his or her Release Date. If the Covered Employee’s Termination Date occurs before his or her Release Date, the Covered Employee must return his or her company-provided vehicle on his or her Termination Date, and the vehicle shall be returned to him or her when such purchase can be completed.

Section 4.8. Prorated CPUP Payment. A Qualifying Employee who is eligible to participate in CPUP shall also be entitled to receive a Prorated CPUP payment. The Prorated CPUP payment shall be prorated based on a fraction, the numerator of which is the number of days from the beginning of the performance period through the Termination Date and the denominator of which is the total number of days from the first day of the performance period through the date on which the performance period would have ended if the Qualifying Employee had remained in active employment through the end of the scheduled performance period. The Prorated CPUP payment, if any, shall be based on the actual performance of McDonald’s Corporation during the applicable performance period. The Prorated CPUP payment will be paid to the Qualifying Employee at the same time CPUP payments are made to other eligible active employees.

ARTICLE V.

Payment of Severance Pay and Sabbatical Pay

Section 5.1. Form and Timing of Payments. Except as provided in Section 5.2, a Qualifying Employee’s Severance Pay and sabbatical pay, if any, shall be paid to the Qualifying Employee in a single lump sum as soon as reasonably practicable following the later of the Termination Date or the Release Date, but in no event later than 90 days after the Termination Date; provided, however that the Plan Administrator may, in his or her sole discretion, cause the Employer to make such payments at any time during the 90 day period following the Termination Date even if prior to the Release Date. Notwithstanding the foregoing, payment of the Severance Pay and the sabbatical pay is expressly conditioned on timely execution of a Release Agreement in accordance with Section 6.1. If a Qualifying Employee fails to execute the Release Agreement during the time frame specified in Section 6.1, the Covered Employee shall forfeit his or her right to receive the Severance Pay and sabbatical pay and shall repay any Severance Pay and sabbatical pay the Covered Employee previously received. The Employers shall have the right to seek enforcement of this repayment right in any court of competent jurisdiction.

If a Qualifying Employee is entitled to receive severance compensation as a statutory or government-funded benefit under the laws of a foreign country, the Severance Benefits that would otherwise be payable under this Plan may be offset by such severance compensation as the Plan Administrator determines in his or her discretion.

Section 5.2. Delayed Payment Date for Key Employees. Notwithstanding any provision in this Plan or any applicable Schedule to the contrary, if a Qualifying Employee is a Key Employee as of his or her Termination Date, the payment of such Qualifying Employee’s Severance Pay and sabbatical pay, if any, shall be delayed until and shall be paid on the date that is six months after his or her Termination Date or in accordance with Section 5.3 if the Qualifying Employee dies before the end of such six month period.

Section 5.3. Death of Qualifying Employee. In the event a Qualifying Employee (including a Qualifying Employee who is a Key Employee) dies before receiving his or her Severance Pay and sabbatical pay under the Plan, the Qualifying Employee’s Severance Pay and sabbatical pay shall be paid in a lump sum as soon as practicable following the Qualifying Employee’s death, but not later than 90 days following the Qualifying Employee’s death, to the beneficiary designated by the Qualifying Employee under the McDonald’s Corporation Profit Sharing and Savings Plan. If a deceased Qualifying Employee has failed to designate a specific beneficiary under the McDonald’s Corporation Profit Sharing and Savings Plan, or if the designated beneficiary dies before the Qualifying Employee has received his or her Severance Pay and sabbatical pay, payment of the Qualifying Employee’s Severance Pay and sabbatical pay shall be made to the Qualifying Employee’s spouse if the Qualifying Employee is married as of the date of his or her death or otherwise to the Qualifying Employee’s estate.

ARTICLE VI.

Requirement of Effective Release; Integration with Other Benefits

Section 6.1. Releases Generally. In addition to the requirements of Article III of the Plan, it shall be a condition of eligibility for Severance Benefits under the Plan that the Covered Employee shall have timely signed a release agreement (the “Release Agreement”) within the period of time specified below and shall not have timely revoked or rescinded such Release Agreement. Such Release Agreement shall be in a form acceptable to the Plan Administrator that complies with applicable law and which is appropriate for the Covered Employee’s classification. The Release Agreement may include a covenant not to compete with McDonald’s Corporation or its subsidiaries. A Release Agreement must be signed no later than the date specified in the form of Release Agreement provided to the Covered Employee by the Plan Administrator; provided, however, that such date shall not be more than 60 days after the Covered Employee’s Termination Date. McDonald’s Corporation shall provide a Covered Employee with an executable form of Release Agreement no later than five (5) business days following the Covered Employee’s Termination Date.

Except as provided in Section 5.1, no Severance Pay or sabbatical pay will be paid to a Covered Employee unless and until the Covered Employee timely signs the Release Agreement and the period of time for revoking or rescinding such agreement under applicable law has expired without the Covered Employee having revoked or rescinded such agreement. Severance Benefits other than Severance Pay and sabbatical payments shall be provided to a Covered Employee in accordance with Article III until such time as the Covered Employee either (a) fails to sign a Release Agreement within the time specified above or (b) timely revokes or rescinds an executed Release Agreement, at which time the Covered Employee shall cease to receive any further Severance Benefits under this Plan and shall repay McDonald’s Corporation the cost of any Severance Benefits previously received by the Covered Employee. The Employers shall have the right to seek enforcement of this repayment right in any court of competent jurisdiction.

If a Covered Employee dies prior to the expiration of the time frame for signing the Release Agreement, the requirement for executing the Release Agreement shall be waived and the Severance Pay and sabbatical pay shall be paid in accordance with Section 5.3.

Section 6.2. Benefit Programs Generally. Except as provided in Section 6.5 below, Severance Benefits under this Plan are in addition to all pay and other benefits normally payable to a Qualifying Employee as of his or her Termination Date according to the established applicable policies, plans, and procedures of McDonald’s Corporation and its Related Entities (other than severance pay plans, programs and practices, which have been revoked and terminated for Covered Employees pursuant to Article I above). Without limiting the generality of the foregoing, each Qualifying Employee shall be paid for any accrued but unused vacation as of his or her Termination Date. If a Qualifying Employee’s Termination Date occurs in a year when he or she is eligible for an extra week of vacation under the “Splash Program,” the Qualifying Employee will be paid for any unused Splash vacation. In addition, any benefit continuation or conversion rights to which a Qualifying Employee is entitled as of his or her Termination Date shall be made available to him or her. On a Qualifying Employee’s Termination Date, all benefit plans, policies, fringe benefits and pay practices in which the Qualifying Employee was participating shall cease to apply to the Qualifying Employee in accordance with the terms of such benefits plans, policies, procedures and practices that apply to any other employee terminating employment with McDonald’s Corporation or its Related Entities, as applicable and in accordance with the requirements of any applicable law, unless such benefits are specifically continued as a Severance Benefit under this Plan. In addition, the Employers will waive repayment by a Qualifying Employee of sabbatical, relocation and/or short-term disability benefits that otherwise would be required if the Qualifying Employee did not return to active employment under the terms of the applicable sabbatical, relocation or short-term disability program of the Employer. Finally, the Employers will continue to provide educational assistance for any class that the Qualifying Employee has begun to attend before his or her Termination Notice Date, provided that the Qualifying Employee complies with all requirements for such assistance and notifies the educational assistance service center of his or her Covered Termination within two weeks after his or her Termination Notice Date.

Section 6.3. Severance Not Compensation; Severance Period Not Service. Payments for sabbatical pursuant to Section 4.5 and for vacation pursuant to Section 6.2 shall be Compensation for purposes of determining any benefits provided under McDonald’s Corporation Profit Sharing and Savings Plan and the McDonald’s Corporation Excess Benefit and Deferred Bonus Plan to the extent so provided in the applicable plan documents. Except as provided in the preceding sentence, Severance Benefits under this Plan shall not be construed as Compensation for purposes of determining any benefits provided under McDonald’s Corporation Profit Sharing and Savings Plan, the McDonald’s Corporation Excess Benefit and Deferred Bonus Plan, any long-term incentive plan, or any other welfare benefit plan, deferred compensation arrangement, fringe benefit, practice or policy maintained by an Employer for its employees. The period of time during which Severance Benefits are being paid out or provided shall not count as credited service for any benefit program, payroll practice (such as entitlement to vacation or sabbatical) or for any other welfare benefit, profit sharing, savings, retirement or deferred compensation benefit or fringe benefit plan, practice or policy of any Employer.

Section 6.4. Increases in Compensation, Stock Option Grants and Restricted Stock Units. After a Covered Employee’s Termination Notice Date, he or she shall not be entitled to any increases in compensation, including, without limitation, regularly scheduled merit increases in Weekly Base Pay or grants of stock options or restricted stock units.

Section 6.5. Limitations on Severance. To the extent that any federal, state or local law, including, without limitation, the Worker Adjustment and Retraining Notification Act and so-called “plant closing” laws, requires an Employer or any Related Entity to give advance notice or make a payment of any kind to a Covered Employee because of that Covered Employee’s involuntary termination due to layoff, reduction in force, plant or facility closing, sale of business, change of control, or any other similar event or reason, the Severance Pay provided under this Plan shall be reduced or eliminated, as the case may be, by the amount of wages, benefits, or voluntary and unconditional payments paid in lieu of notice. The Severance Benefits provided under this Plan (together with the wages, benefits, or other payments described in this Section that reduce or eliminate the Severance Pay) are intended to satisfy any and all statutory obligations that may arise out of a Covered Employee’s Covered Termination.

ARTICLE VII.

Discontinuance or Repayment of Benefits Upon Re-Employment or For Cause

Section 7.1. Discontinuance or Repayment upon Re-Employment. If a Qualifying Employee is subsequently re-employed by an Employer or any Related Entity before or after all of the Qualifying Employee’s Severance Benefits under this Plan have been paid or provided, Schedule G shall set forth the Qualifying Employee’s rights to receive or retain Severance Benefits under this Plan, unless the Plan Administrator, on behalf of the Employers, agrees otherwise in writing.

Section 7.2. Discontinuance or Repayment for Cause. Notwithstanding any other provision of the Plan, if the Plan Administrator determines at any time that a Qualifying Employee committed any act or omission that would constitute Cause while he or she was employed by an Employer or any Related Entity, the Employers may (i) cease payment of any benefit otherwise payable to a Qualifying Employee under the Plan and (ii) require the Qualifying Employee to repay any and all Severance Pay, sabbatical pay and Prorated TIP previously paid to such Qualifying Employee under the terms of this Plan. The Employers shall have the right to seek enforcement of their rights under clause (ii) above in any court of competent jurisdiction.

ARTICLE VIII.

Plan Administration

McDonald’s Corporation may appoint one or more individuals to serve as Plan Administrator for the Plan. In the absence of such an appointment, the Plan Administrator shall be the Corporate Executive Vice President—Human Resources for McDonald’s Corporation. The Plan Administrator shall have the discretionary authority to determine eligibility for Severance Benefits under the Plan and to construe the terms of the Plan, including the making of factual determinations. Benefits under the Plan shall be paid only if the Plan Administrator decides in his or her discretion that the Claimant is entitled to such benefits. The decisions of the Plan Administrator shall be final and conclusive with respect to all questions concerning administration of the Plan. The Plan Administrator may delegate to other persons responsibilities for performing certain of the duties of the Plan Administrator under the terms of the Plan and may seek such expert advice as the Plan Administrator deems reasonably necessary with respect to the Plan.

The Plan Administrator shall be entitled to rely upon the information and advice furnished by such delegates and experts, unless the Plan Administrator has actual knowledge that such information and advice is inaccurate or unlawful. Notwithstanding the foregoing, the Compensation Committee of the Board of Directors of McDonald’s Corporation shall have the final authority with respect to all Severance Benefits under the Plan for executive Officers subject to Section 16 of the Securities Exchange Act of 1934.

McDonald’s Corporation intends for the Plan to comply with the requirements of Section 409A of the Code and regulations, rulings and other guidance issued thereunder, and the Plan shall be interpreted and administered accordingly.

ARTICLE IX.

Claims Procedure

Section 9.1. Filing a Claim. Any individual who believes he or she is eligible for Severance Benefits under this Plan that have not been provided may submit his or her application for Severance Benefits to the Plan Administrator (or to such other person who may be designated by the Plan Administrator) in writing in such form as is provided or approved by the Plan Administrator. A Claimant shall have no right to seek review of a denial of Severance Benefits, or to bring any action in any court to enforce a Claim, prior to filing a Claim and exhausting rights under this Article IX.

When a Claim has been filed properly, it shall be evaluated and the Claimant shall be notified of the approval or the denial of the Claim within ninety (90) days after the receipt of such Claim unless special circumstances require an extension of time for processing the Claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period, which notice shall specify the special circumstances requiring an extension and the date by which a final decision will be reached (which date shall not be later than one hundred and eighty (180) days after the date on which the Claim was filed). A Claimant shall be given a written notice in which the Claimant shall be advised as to whether the Claim is granted or denied, in whole or in part. If a Claim is denied, in whole or in part, the notice shall contain (a) the specific reasons for the denial, (b) references to pertinent Plan provisions upon which the denial is based, (c) a description of any additional material or information necessary to perfect the Claim and an explanation of why such material or information is necessary, and (d) the Claimant’s right to seek review of the denial.

Section 9.2. Review of Claim Denial. If a Claim is denied, in whole or in part, the Claimant shall have the right to (a) request that the Plan Administrator review the denial, (b) review pertinent documents, and (c) submit issues and comments in writing, provided that the Claimant files a written request for review with the Plan Administrator within sixty (60) days after the date on which the Claimant received written notification of the denial. Within sixty (60) days after a request for review is received, the review shall be made and the Claimant shall be advised in writing of the decision on review, unless special circumstances require an extension of time for processing the review, in which case the Claimant shall be given a written notification within such initial sixty (60) day period specifying the reasons for the extension and when such review shall be completed (provided that such review shall be completed within one hundred and twenty (120) days after the date on which the request for review was filed). The decision on review by the Plan Administrator shall be forwarded to the Claimant in writing and shall include specific reasons for the decision and reference to Plan provisions upon which the decision is based. A decision on review shall be final and binding on all persons for all purposes.

ARTICLE X.

Amendment and Termination

McDonald’s Corporation reserves the right to amend the Plan from time to time or to terminate the Plan; provided, however, that no such amendment or termination shall reduce the amount of Severance Benefits payable to any Qualifying Employee whose Termination Date has already occurred, who has signed and not revoked or rescinded a Release Agreement required by Section 6.1, and who has completed all other applicable paperwork on or before the effective date of such amendment or termination. Notwithstanding the foregoing, the Corporate Executive Vice President - Human Resources and the Corporate Executive Vice President, General Counsel and Secretary of McDonald’s Corporation may amend or modify the terms of the Plan hereunder (i) to the extent necessary or advisable to comply with or obtain the benefits or advantages under the provisions of applicable law, regulations or rulings or requirements of the Internal Revenue Service or other governmental agency or of changes in such law, regulations, ruling or requirements (including, without limitation, any amendment necessary to comply with or secure an exemption from Section 409A of the Code) or (ii) to adopt any other procedural or cosmetic amendment that does not materially change the benefits to Qualifying Employees or materially increase the cost of the benefits provided hereunder. No person may amend this Plan in a manner that would subject any Covered Employee to taxation of his or her Severance Pay or any other Severance Benefits under Section 409A(a)(1) of the Code.

ARTICLE XI.

Miscellaneous

Section 11.1 Qualifying Employee Information. Each Qualifying Employee shall notify the Plan Administrator of his or her mailing address and each change of mailing address. In addition, each Qualifying Employee shall be required to furnish the Plan Administrator with any other information and data that McDonald’s Corporation or the Plan Administrator considers necessary for the proper administration of the Plan. The information provided by the Qualifying Employee under this provision shall be binding upon the Qualifying Employee, his or her dependents and any beneficiary for all purposes of the Plan, and McDonald’s Corporation and the Plan Administrator shall be entitled to rely on any representations regarding personal facts made by a Qualifying Employee, his or her dependents or beneficiary, unless such representations are known to be false. The receipt of Severance Benefits under the Plan by each Qualifying Employee is conditioned upon the Qualifying Employee furnishing full, true and complete data, evidence or other information and the Qualifying Employee’s timely signature of any document related to the Plan, requested by McDonald’s Corporation or the Plan Administrator.

Section 11.2. Successors and Assigns. The obligations of McDonald’s Corporation under the Plan shall be assumed by its successors and assigns.

Section 11.3. Employment Rights. The existence of the Plan shall not confer any legal or other rights upon any employee to continuation of employment. McDonald’s Corporation and its Related Entities reserve the right to terminate any employee with or without cause at any time, notwithstanding the provisions of this Plan.

Section 11.4. Controlling Law. The provisions of this Plan shall be governed, construed and administered in accordance with ERISA. To the extent that ERISA does not apply, the laws of the State of Illinois shall be controlling, other than Illinois law concerning conflicts of law.

Section 11.5. Notices. Any notice, request, election or other communication under this Plan shall be in writing and shall be considered given when delivered personally or mailed by first class mail properly addressed (which, in the case of a Qualifying Employee, shall include mailing to the last address provided to the Plan Administrator by such Qualifying Employee). Notice to McDonald’s Corporation or the Plan Administrator by fax shall be acceptable notice if faxed to the number designated by McDonald’s Corporation or the Plan Administrator, as applicable, for receipt of notices under this Plan.

Section 11.6. Interests Not Transferable. The interest of persons entitled to Severance Benefits under the Plan are not subject to their debts or other obligations and, except as provided in Sections 5.3 and 11.2 above and Section 11.12 below, as required by federal or state garnishment orders issued to the Plan or McDonald’s Corporation or any Employer, or as may be required by ERISA, may not be voluntarily or involuntarily sold, transferred, alienated, assigned or encumbered.

Section 11.7. Mistake of Fact or Law. Any mistake of fact or misstatement of fact shall be corrected when it becomes known and proper adjustment made by reason thereof. A Qualifying Employee shall be required to return any payment, or portion thereof, made by mistake of fact or law to the applicable Employer that made such payment.

Section 11.8. Representations Contrary to the Plan. No employee, Officer, or director of McDonald’s Corporation has the authority to alter, vary or modify the terms of the Plan or the Severance Benefits available to any Qualifying Employee except by means of a written amendment duly authorized by the Board of Directors of McDonald’s Corporation or its delegate, in accordance with the provisions of the Plan. No verbal or written representations contrary to the terms of the Plan and any duly authorized written amendment in effect as of the date such representation was made shall be binding upon the Plan, the Plan Administrator, McDonald’s Corporation or any Related Entity.

Section 11.9. Plan Funding. No Qualifying Employee or beneficiary thereof shall acquire by reason of the Plan any right in or title to any assets, funds, or property of McDonald’s Corporation or any Employer. Any Severance Benefits that become payable under the Plan are unfunded obligations of the Qualifying Employee’s Employer, and shall be paid from the general assets of such Employer. No employee, Officer, director or agent of McDonald’s Corporation or any Related Entity guarantees in any manner the payment of Severance Benefits.

Section 11.10. Headings. The headings in this Plan are for convenience of reference and shall not be given substantive effect.

Section 11.11. Severability. If any provision of this Plan is held illegal or invalid for any reason, the other provisions of this Plan shall not be affected.

Section 11.12. Withholding. Notwithstanding any other provision of this Plan, the Employers may withhold from any and all Severance Benefits such United States federal, state or local or foreign taxes as may be required to be withheld pursuant to any applicable law or regulation.

Section 11.13. Indemnification. Any individual serving as Plan Administrator without compensation, and each and every individual who is an employee of an Employer or any Related Entity to whom are delegated duties, responsibilities and authority with respect to the Plan, shall be indemnified to the fullest extent permitted by applicable law and the McDonald’s Corporation Bylaws.

Executed this 29th day of November, 2007.

McDONALD’S CORPORATION

/s/ Richard Floersch
Richard Floersch
Corporate Executive Vice President and
Chief Human Resources Officer

Appendix I

McDonald’s Corporation Severance Plan

Schedule A:

Severance Benefits for

Qualifying Employees who are Officers

This Schedule sets forth the Severance Benefits under the Plan for those Qualifying Employees who are employed as Officers and who are full-time Employees or benefits-eligible part-time Employees immediately before their Termination Dates. A Qualifying Employee under this Schedule who is a Key Employee as of his or her Termination Date, as determined under Section 5.2, shall be subject to the six month delay in payment of Severance Pay and sabbatical pay described in Section 5.2 in order to comply with Internal Revenue Code Section 409A.

Weeks of Severance: Each Qualifying Employee covered by this Schedule shall be credited with two (2) Weeks of Severance for each Year of Service with a minimum of twenty six (26) Weeks of Severance and a maximum of fifty-two (52) Weeks of Severance.

Severance Pay: Each Qualifying Employee shall receive Severance Pay in a lump sum in an amount equal to his or her Weekly Base Pay multiplied by his or her Weeks of Severance.

Medical/Dental Coverage: The Employers shall make the payments for COBRA Premiums provided for in Section 4.2 of the Plan during the Qualifying Employee’s Severance Period.

Outplacement: Each Qualifying Employee covered by this Schedule shall receive outplacement assistance under a senior executive program, at the expense of the Employers, for a period of not more than 12 months, beginning not later than 60 days after the Qualifying Employee’s Termination Date.

Prorated TIP/CPUP: Each Qualifying Employee who is TIP-Eligible may receive a Prorated TIP, if any, computed in accordance with Section 4.6 of the Plan and each Qualifying Employee who is eligible for a long-term cash bonus under CPUP may receive a Prorated CPUP, if any, computed in accordance with Section 4.8 of the Plan.

Company Vehicle: Section 4.7 of the Plan shall apply to each Qualifying Employee who has a company-provided vehicle.

Other Severance Benefits: A Qualifying Employee shall also receive, if otherwise eligible, the Severance Benefits provided for in Section 4.4 (equity awards) and Section 4.5 (sabbatical).

McDonald’s Corporation Severance Plan

Schedule B:

Severance Benefits for

Qualifying Employees in the Direction and Senior Direction Compensation Bands

This Schedule sets forth the Severance Benefits under the Plan for those Qualifying Employees who are in the Direction or Senior Direction Compensation Band of the Employers and who are full-time Employees or benefits-eligible part-time Employees immediately before their Termination Dates.

Weeks of Severance: Each Qualifying Employee covered by this Schedule shall be credited with two (2) Weeks of Severance for each Year of Service with a minimum of sixteen (16) Weeks of Severance and a maximum of thirty-eight (38) Weeks of Severance.

Severance Pay: Each Qualifying Employee shall receive Severance Pay in a lump sum in an amount equal to his or her Weekly Base Pay multiplied by his or her Weeks of Severance.

Medical/Dental Coverage: The Employers shall make the payments for COBRA Premiums provided for in Section 4.2 of the Plan during the Qualifying Employee’s Severance Period.

Outplacement: Each Qualifying Employee covered by this Schedule shall receive outplacement assistance under an executive program, at the expense of the Employers, for a period of not more than six months, beginning not later than 60 days after the Qualifying Employee’s Termination Date.

Prorated TIP: Each Qualifying Employee who is TIP-Eligible may receive a Prorated TIP, if any, computed in accordance with Section 4.6 of the Plan.

Company Vehicle: Section 4.7 of the Plan shall apply to each Qualifying Employee who has a company-provided vehicle.

Other Severance Benefits: A Qualifying Employee shall also receive, if otherwise eligible, the Severance Benefits provided for in Section 4.4 (equity awards) and Section 4.5 (sabbatical).

McDonald’s Corporation Severance Plan

Schedule C:

Severance Benefits for Qualifying Employees

in the Specialist, Supervisory/Consulting or Management/Advisory Bands

This Schedule sets forth the Severance Benefits under the Plan for those Qualifying Employees who are in the Specialist, Supervisory/Consulting or Management/Advisory Band but who are not Officers or directors of McDonald’s Corporation or directors of any other Employer, and who are full-time Employees or benefits-eligible part-time Employees immediately before their Termination Dates.

Weeks of Severance: Each Qualifying Employee covered by this Schedule shall be credited with two (2) Weeks of Severance for each Year of Service with a minimum of twelve (12) Weeks of Severance and a maximum of twenty-six (26) Weeks of Severance.

Severance Pay: Each Qualifying Employee shall receive Severance Pay in a lump sum in an amount equal to his or her Weekly Base Pay multiplied by his or her Weeks of Severance.

Medical/Dental Coverage: The Employers shall make the payments for COBRA Premiums provided for in Section 4.2 of the Plan during the Qualifying Employee’s Severance Period.

Outplacement: Each Qualifying Employee covered by this Schedule C shall receive outplacement assistance, at the expense of the Employers, for a period of not more than six months, beginning not later than 60 days after the Qualifying Employee’s Termination Date.

Prorated TIP: Each Qualifying Employee who is TIP-Eligible may receive a Prorated TIP, if any, computed in accordance with Section 4.6 of the Plan.

Company Vehicle: Section 4.7 of the Plan shall apply to each Qualifying Employee who has a company-provided vehicle.

Other Severance Benefits: A Qualifying Employee shall also receive, if otherwise eligible, the Severance Benefits provided for in Section 4.4 (equity awards) and Section 4.5 (sabbatical).

McDonald’s Corporation Severance Plan

Schedule D:

Severance Benefits for

Qualifying Employees in the Associate or Coordination Compensation Bands

This Schedule sets forth the Severance Benefits under the Plan for those Qualifying Employees who are Employees in the Associate or Coordination Compensation Band, and who are full-time Employees or benefits-eligible part-time Employees immediately before their Termination Dates.

Weeks of Severance: Each Qualifying Employee covered by this Schedule shall be credited with two (2) Weeks of Severance for each Year of Service with a minimum of eight (8) Weeks of Severance and a maximum of twenty (20) Weeks of Severance.

Severance Pay: Each Qualifying Employee shall receive Severance Pay in a lump sum in an amount equal to his or her Weekly Base Pay multiplied by his or her Weeks of Severance.

Medical/Dental Coverage: The Employers shall make the payments for COBRA Premiums provided for in Section 4.2 of the Plan during the Qualifying Employee’s Severance Period.

Outplacement: Each Qualifying Employee covered by this schedule shall receive three months outplacement assistance, beginning not later than 60 days after the Qualifying Employee’s Termination Date.

Prorated TIP: Each Qualifying Employee who is TIP-Eligible may receive a Prorated TIP, if any, computed in accordance with Section 4.6 of the Plan.

Other Severance Benefits: A Qualifying Employee shall also receive, if otherwise eligible, the Severance Benefits provided for in Section 4.4 (equity awards) and Section 4.5 (sabbatical).

McDonald’s Corporation Severance Plan

Schedule E:

Severance Benefits for

Qualifying Employees becoming Restaurant Operators

This Schedule sets forth the Severance Benefits under the Plan for those Qualifying Employees who are full-time Employees or benefits-eligible part-time Employees immediately before their Termination Dates and who become restaurant operators (either as owner/operators or in a joint venture with an Employer).

Weeks of Severance: Each Qualifying Employee covered by this Schedule shall be credited with the lesser of sixteen (16) Weeks of Severance or the number of Weeks of Severance equal to the number of weeks from the Qualifying Employee’s Termination Date until the Qualifying Employee is projected to begin operation of a restaurant franchised by McDonald’s Corporation as determined by the Plan Administrator in his sole discretion.

Severance Pay: Each Qualifying Employee shall receive Severance Pay in a lump sum in an amount equal to his or her Weekly Base Pay multiplied by his or her Weeks of Severance.

Medical/Dental Coverage: The Employers shall make the payments for COBRA Premiums provided for in Section 4.2 of the Plan during the Qualifying Employee’s Severance Period.

Prorated TIP: A Qualifying Employee who is TIP-Eligible may receive a Prorated TIP, if any, computed in accordance with Section 4.6 of the Plan.

Company Vehicle: Section 4.7 of the Plan shall apply to each Qualifying Employee who has a company-provided vehicle.

Other Severance Benefits: A Qualifying Employee who is covered by this Schedule E shall also receive, if otherwise eligible, the Severance Benefits provided for in Sections 4.4 (equity awards) and 4.5 (sabbatical) of the Plan, but shall not receive the Severance Benefits provided for in Section 4.3 (outplacement) of the Plan.

McDonald’s Corporation Severance Plan

Schedule F:

Severance Benefits for

Qualifying Outsourced Employees

This Schedule sets forth the Severance Benefits under the Plan for each Qualifying Employee (1) who is a full-time Employee or a benefits-eligible part-time Employee before his or her Termination Date, (2) whose Covered Termination occurs as a result of the elimination of his or her job because the functional area is outsourced, and (3) who is offered employment with the entity that will be providing services on an outsourced basis to McDonald’s Corporation or a Related Entity in a position with a level of responsibility comparable to his or her job that was eliminated (as determined by the Plan Administrator in his or her sole discretion), at a rate of Weekly Base Pay not less than 80% of his or her rate of Weekly Base Pay immediately before the Termination Date, and located not more than 25 miles from the location of his or her eliminated job, regardless of whether the Qualifying Employee accepts or rejects such offer (referred to as a “Qualifying Outsourced Employee”).

Weeks of Severance: Each Qualifying Employee covered by this Schedule shall be credited with four (4) Weeks of Severance.

Severance Pay: Each Qualifying Employee shall receive Severance Pay in a lump sum in an amount equal to his or her Weekly Base Pay multiplied by his or her Weeks of Severance.

Medical/Dental Coverage: The Employers shall make the payments for COBRA Premiums provided for in Section 4.2 of the Plan during the Qualifying Employee’s Severance Period.

Prorated TIP: A Qualifying Outsourced Employee who is TIP-Eligible may receive a Prorated TIP, if any, computed in accordance with Section 4.6 of the Plan.

Company Vehicle: Section 4.7 of the Plan shall apply to each Qualifying Outsourced Employee who has a company-provided vehicle.

Other Severance Benefits: A Qualifying Outsourced Employee shall also receive, if otherwise eligible, the Severance Benefits provided for in Section 4.4 (equity awards) and Section 4.5 (sabbatical), but shall not receive the Severance Benefits provided for in Section 4.3 (outplacement) of the Plan.

McDonald’s Corporation Severance Plan

Schedule G:

Severance Benefits for

Certain Rehired Qualifying Employees

This Schedule sets forth the Severance Benefits under the Plan for each Qualifying Employee who was a full-time Employee or a benefits-eligible part-time Employee immediately before his or her Termination Date, and who commences work with McDonald’s Corporation or any Related Entity after his or her Termination Date.

Severance Pay, Sabbatical Pay and Prorated TIP: A rehired Qualifying Employee shall be entitled to receive or retain his or her (1) sabbatical pay (if any) under Section 4.5, and (2) Prorated TIP (if any) under Section 4.6. A rehired Qualifying Employee shall be entitled to receive or retain the portion of his or her Severance Pay that is attributable to the Weeks of Severance (including any fraction of a Week of Severance) from the Termination Date through the date the Qualifying Employee is rehired and he or she shall repay the portion, if any, of the Severance Pay previously received by the Qualifying Employee that is attributable to the Weeks of Severance (including any fraction of a Week of Severance) on or after the date the Qualifying Employee is rehired. The Employers shall have the right to seek enforcement of their right to repayment in any court of competent jurisdiction.

Medical/Dental Coverage: The Employer’s payments for COBRA Premiums provided for in Section 4.2 of the Plan shall end upon the Qualifying Employee’s reemployment.

Outplacement: Any outplacement assistance under Section 4.3 shall cease upon the Qualifying Employee’s reemployment.

Company Vehicle: A rehired Qualifying Employee may keep any company-provided vehicle that he or she purchased or was in the process of purchasing under Section 4.7 of the Plan.

Equity Awards: A rehired Qualifying Employee shall be treated as a new employee for stock option and restricted stock unit purposes.

McDonald’s Corporation Severance Plan

Schedule H:

Severance Benefits for Certain Part-Time Employees

This Schedule sets forth the Severance Benefits under the Plan for each Qualifying Employee who is a part-time Employee who is not benefits-eligible before his or her Termination Date.

A Qualifying Employee who is a part-time Employee and who is not benefits eligible shall receive Severance Pay in an amount equal to his or her Weekly Base Pay multiplied by his or her Weeks of Severance determined in accordance with his or her compensation band as set forth in the chart below, as applicable, but shall not receive any other Severance Benefits under the Plan.

Compensation Band	Weeks of Severance
	Weeks/Years of Service	Minimum	Maximum

Associate and Coordination	2 weeks	8 weeks	20 weeks

Specialist, Supv/Consulting & Mgmt/Advisory	2 weeks	12 weeks	26 weeks

Direction and Sr. Direction	2 weeks	16 weeks	38 weeks

Leadership and above	2 weeks	26 weeks	52 weeks